Exhibit 10.2

FIRST AMENDMENT TO

EXECUTIVE AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE AGREEMENT (“Amendment”) is made effective the 23rd day of January, 2020 (the “Effective Date”) by and between Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”), and William J. Fair, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Executive Agreement on September 24, 2019 (the “Agreement”).

The Company and Executive desire to amend the Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENTS

1.                  As of the Effective Date, Article 1, Section 1.1 of the Agreement (Duties and Responsibilities) is hereby deleted in its entirety and replaced with the following new Article 1, Section 1.1:

“1.1.     Duties and Responsibilities. Executive shall continue to serve as Executive Vice President and Chief Financial Officer of the Company until March 3, 2020 and shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Chief Executive Officer of the Company or the Board of Directors of the Company. On March 3, 2020, Executive shall be employed as an Executive Advisor of the Company until March 31, 2020.”

2.                  As of the Effective Date, Article 1, Section 1.2 of the Agreement (Term) is hereby deleted in its entirety and replaced with the following new Article 1, Section 1.2:

“1.2     Term. The term of this Agreement shall begin on the Effective Date and shall terminate on March 31, 2020 (the “Term”) or the termination of Executive’s employment with the Company; provided, however, notwithstanding anything in this Agreement to the contrary, Sections 6 through 24 shall survive the termination of Executive’s employment with the Company. On March 3, 2020, Executive shall be deemed to have resigned from all officer, director, manager member or other such positions with the Company or its affiliates or subsidiaries.”

3.                  Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall apply. No modification may be made to the Agreement or this Amendment except in writing and signed by both the Company and Executive.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

EXECUTIVE	PENN NATIONAL GAMING, INC.

/s/ William J. Fair	By:	/s/ Carl Sottosanti
William J. Fair		Carl Sottosanti,
Executive Vice President, General Counsel and Secretary

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